UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

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DIVINE SKIN, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 Meridian Avenue, Suite 301

Miami Beach, Florida, Florida 33139

(Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Effective November 21, 2012 Divine Skin, Inc. (the “Company”) expanded its board of directors to four members by written consent of the board of directors.  In accordance with the Company’s bylaws, Bernhard Opitz and Matthew Pfeffer were appointed by a unanimous written consent of the members of the Company’s board of directors, to fill the newly created vacancies. Each new director shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Bernhard Opitz, age 55, has been serving as Executive Vice President of Cody Laboratories Inc., a manufacturer of APIs and pharmaceutical solutions, since August 2011. Mr. Opitz holds an MS/BS degree in Engineering from the Technical University Graz, Austria. He held various positions in Engineering, Manufacturing, and Product Development for the Bayer group in Germany, Italy and the United States from 1980 to 2000, including Vice President of Operations, and Senior Vice President of Engineering for Bayer Corp. Before joining Cody Laboratories, Mr. Opitz also served as Senior Vice President for Ikonisys, a medical device start-up, as Vice President Engineering for Wells’ Dairy, a privately held company, as Vice President Manufacturing for Nanosphere Inc., a diagnostic company, and as Senior Vice President for Unilife Corp., a medical device company.

Mr. Matthew Pfeffer, age 54, has been Corporate Vice President and Chief Financial Officer of Mannkind Corporation since April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as CFO of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named CFO in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer has a bachelor’s degree in Accounting from the University of California, Berkeley and is a Certified Public Accountant.

Pursuant to an independent director agreement, the Company has agreed to issue each new director up to 50,000 shares of restricted common stock for serving on the board of directors.  Such shares shall vest in four (4) equal amounts over a period of twelve (12) months, the initial amount vesting on January 1, 2013. The shares are issuable pursuant and subject to the Company’s equity incentive plan.  In addition, the Company has agreed to pay Matthew Pfeffer an annual cash fee of $15,000. A copy of the form of independent director agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Form of Independent Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Divine Skin, Inc.

By:	/s/ Daniel Khesin
Name:	Daniel Khesin
Title:	Chief Executive Officer

Dated:  November 26, 2012